DESCRIPTION OF CAPITAL STOCK OF EPITOPE, INC.



         The articles of incorporation (the "Articles") of Epitope, Inc. ("Epitope") authorize the issuance of up to 30 million shares of common stock, no par value ("Epitope Common"), and 1 million shares of preferred stock, no par value ("Epitope Preferred"), issuable in series. The following description of Epitope's capital stock is qualified in all respects by reference to the Articles.


EPITOPE COMMON

         The holders of Epitope Common are entitled to one vote per share on all matters on which shareholders are entitled to vote. Holders of Epitope Common are entitled to receive dividends when and as declared by the Board of Directors of Epitope (the "Epitope Board") out of any funds lawfully available therefor and, in the event of liquidation or distribution of assets, are entitled to participate ratably in the distribution of such assets remaining after payment of liabilities, in each case subject to any preferential rights granted to any series of Epitope Preferred that may then be outstanding. Holders of Epitope Common do not have cumulative voting rights with respect to any matter.

EPITOPE PREFERRED

         The Articles authorize the Epitope Board, without further shareholder authorization, to issue Epitope Preferred in one or more series and to fix the preferences, limitations, and relative rights of the Preferred Stock or of any series thereof, including dividend rights and preferences, conversion rights, voting rights, redemption rights, and rights on liquidation, including preferences over Epitope Common, all of which could adversely affect the rights of holders of Epitope Common. The issuance of a series of Epitope Preferred under certain circumstances could have the effect of delaying or preventing a change of control of Epitope, could adversely affect the rights of the holders of Epitope Common, may discourage offers for Epitope Common at a premium over market price and may adversely affect the market price of, and the voting and other rights of the holders of, Epitope Common.

         The Epitope Board has designated a series of 30,000 shares of Epitope Preferred as Series A Junior Participating Cumulative Preferred Stock, no par value ("Series A Preferred Stock"). Each 1/1000 of a share of Series A Preferred Stock has dividend, liquidation and voting rights substantially equivalent to that of one share of Epitope Common, except that Series A Preferred Stock is entitled, after issuance, to a minimum quarterly dividend of $1 per share and to a minimum liquidation preference of $1 per share.

         The Epitope Board has adopted a Shareholder Rights Plan, as described below, which enables holders of Epitope Common, under certain circumstances, to purchase fractional shares of Series A Preferred Stock. See "Shareholder Rights Plan," below. No Epitope


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Preferred is currently  outstanding,  and Epitope has no present  plans to issue any shares of Epitope Preferred.

PREEMPTIVE RIGHTS

         The Articles provide that no shareholder shall have any preemptive right to acquire additional shares of Epitope, whether of shares originally authorized or other shares which may subsequently be authorized.

SHAREHOLDER RIGHTS PLAN

         In December 1997, Epitope entered into a shareholder rights agreement (the "Rights Agreement"). Under the Rights Agreement, each share of Epitope Common shall initially have attached to it one preferred stock purchase right (a "Right").

         Each Right represents the right to purchase, if and when the Rights are exercisable, 1/1,000 of a share of Series A Junior Participating Cumulative Preferred Stock at an exercise price of $60. The exercise price and the number of shares issuable upon exercise of the Rights are subject to adjustment in certain cases to prevent dilution. The Rights are evidenced by the Epitope Common certificates and are not exercisable, or transferable apart from the Epitope Common, until the earlier of the close of business on (i) the tenth day after a public announcement that a person or group of affiliated or associated persons (other than Epitope or its employee benefit plans) (an "Acquiring Person"), acquired, or obtained the right to acquire, beneficial ownership of 15 percent or more of the outstanding shares of Epitope Common and (ii) the tenth business day (or such later date as may be determined by the Epitope Board) after the commencement of (or the announcement of an intention to make) a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15 percent or more of the outstanding shares of Epitope Common (the earlier of the dates described in clauses (i) and (ii) above is referred to as the "Distribution Date"). In the event any person becomes an Acquiring Person, each of the Rights (other than Rights held by the Acquiring Person and certain of its transferees, all of which will be voided) entitles the holder to acquire Epitope Common having a value equal to twice the Right's exercise price.

         In the event Epitope is acquired in a merger or other business combination transaction (including one in which Epitope is the surviving corporation), each Right will entitle its holder to purchase, at the then current exercise price of the Right, that number of shares of common stock of the surviving company which at the time of such transaction would have a market value of two times the exercise price of the Right. The Rights do not have any voting rights and are redeemable, at the option of Epitope, at a price of $0.01 per Right at any time prior to the tenth day following the first public announcement of the existence of an Acquiring Person.


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         The Rights  expire on December 26, 2007.  So long as the Rights are not separately transferable, Epitope will issue one Right with each new share of Epitope Common issued.

         The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire Epitope on terms not approved by the

Epitope Board. The Rights should not interfere with any merger or other business combination approved by the Epitope Board because the Rights may be redeemed by Epitope until the tenth business day following the first public announcement that a person or group has become an Acquiring Person.

OTHER ANTI-TAKEOVER MEASURES

         Epitope's bylaws (the "Bylaws") and Articles contain certain provisions that may have the effect of delaying, deferring or preventing a change in control of Epitope. Such provisions, explained in more detail below, include requirements for: (i) a classified board of directors; (ii) removal of directors only by supermajority shareholder vote; and (iii) advance notice with respect to nominations of directors other than by or at the direction of the Epitope Board.

         Classified Board of Directors. The Articles provide that the Epitope Board will be divided into three classes (Class I, Class II and Class III) with each class containing as nearly as possible one-third of the total number of directors and the members of each class serving for staggered three-year terms. At each annual meeting of Epitope shareholders, the number of directors equal to the number of the class whose term expires at the time of such meeting will be elected to hold office until the third succeeding annual meeting of Epitope shareholders.

         Removal of Directors. Directors of Epitope may be removed only by the vote of at least 90 percent of the votes then entitled to be cast for the election of directors.

         Nominations of Directors by Shareholders. The Bylaws require that, in addition to other applicable requirements, a shareholder generally may nominate a person for election to the Epitope Board at a meeting only if written notice of such shareholder's intent to make such nomination has been given to Epitope not later than (a) with respect to an election to be held at an annual meeting of shareholders, 60 days in advance of the date of the previous year's annual meeting of shareholders, and (b) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Moreover, in order to be valid, any such notice must be in proper written form as more specifically described in the Bylaws.

         Amendment of Articles. The Articles require the affirmative vote of at least 90 percent of the votes then entitled to be cast for election of directors to amend certain provisions of the Articles including certain of the anti-takeover measures described above.


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OREGON ANTI-TAKEOVER STATUTES

         Epitope is subject to certain provisions of the Oregon Business Corporation Act that govern business combinations between corporations and interested shareholders (the "Business Combination Act"). The Business Combination Act generally provides that, if a person or entity acquires 15 percent or more of the voting stock of an Oregon corporation (an "Interested Shareholder"), the corporation and the Interested Shareholder, or any affiliated entity of the Interested Shareholder, may not engage in certain business combination transactions for three years following the date the person became an Interested Shareholder. Business combination transactions for this purpose include: (a) a merger or plan of share exchange; (b) any sale, lease, mortgage or other disposition of 10 percent or more of the assets of the corporation; and
(c) certain transactions that result in the issuance of capital stock to the Interested Shareholder. These restrictions do not apply if: (i) the Interested Shareholder, as a result of the transaction in which such person became an Interested Shareholder, owns at least 85 percent of the outstanding voting stock of the corporation (disregarding shares owned by directors who are also officers and shares owned by certain employee benefit plans); (ii) the board of directors approves the share acquisition or business combination before the Interested Shareholder acquires 15 percent or more of the corporation's outstanding voting stock; or (iii) the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation (disregarding shares owned by the Interested Shareholder) approve the transaction after the Interested Shareholder acquires 15 percent or more of the corporation's voting stock.

         Epitope is also subject to the Oregon Control Share Act (the "Control Share Act"). The Control Share Act generally provides that a person (the "Acquiror") who acquires voting stock of an Oregon corporation in a transaction which results in the Acquiror holding more than 20 percent, 33-1/3 percent or 50 percent of the total voting power of the corporation (a "Control Share
Acquisition") cannot vote the shares it acquires in the Control Share Acquisition ("Control Shares") unless voting rights are accorded to the Control Shares by: (a) a majority of each voting group entitled to vote; and (b) the holders of a majority of the outstanding voting shares, excluding the Control Shares held by the Acquiror and shares held by the corporation's officers and inside directors. The term "Acquiror" is broadly defined to include persons acting as a group.

         The Acquiror may, but is not required to, submit to the corporation an "Acquiring Person Statement" setting forth certain information about the Acquiror and its plans with respect to the corporation. The Acquiror may also request that the corporation call a special meeting of shareholders to determine whether the voting rights will be restored to the Control Shares. If the Acquiror does not request a special meeting of shareholders, the issue of voting rights of Control Shares will be considered at the next annual or special meeting of shareholders that is held more than 60 days after the date of the Control Share Acquisition. If the Acquiror's Control Shares are accorded voting rights and represent a majority or more of all voting power, shareholders who do not vote in favor of the restoration of such voting rights will have the right to receive the appraised "fair value" of their shares, which may not be less than the highest price paid per share by the Acquiror for the Control Shares.


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